SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of report (Date of earliest event reported)    May 8, 1997


                         Eagle Pacific Industries, Inc.
             (Exact Name of Registrant as Specified in Its Charter)


                                    Minnesota
                 (State of Other Jurisdiction of Incorporation)


       0-18050                                           41-1642846
(Commission File Number)                   (I.R.S. Employer Identification No.)


      333 South Seventh Street
      Minneapolis, Minnesota                                55402
(Address of Principal Executive Offices)                  (Zip Code)


                                 (612) 371-9650
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.           Other Events.

                  On May 8, 1997, Eagle Pacific Industries, Inc. (the "Company") completed the private placement of $10,000,000 of redeemable 8% Convertible Preferred Stock to Massachusetts Mutual Life Insurance Company. The Preferred Stock is convertible to Common Stock of the Company at $4.26 per share. Proceeds of the private placement will be used to further implement the Company's strategy of increasing capacity and efficiency at all three of its manufacturing facilities in order to meet current and future demands.

Item 7.           Financial Statements and Exhibits.

                  (a)  Financial statements of businesses acquired:

                           Not Applicable

                  (b)  Pro form financial information:

                           Not Applicable

                  (c)  Exhibits:

                           See Exhibit Index on page following Signatures



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              EAGLE PACIFIC INDUSTRIES, INC.



Date:  May 13, 1997                           By  /s/ William H. Spell
                                                  William H. Spell
                                                  Chief Executive Officer

                         EAGLE PACIFIC INDUSTRIES, INC.

                                  EXHIBIT INDEX

                           FORM 8-K Dated May 13, 1997



Exhibit Number             Description

   10.1 Preferred Stock Purchase Agreement, Dated May 1, 1997, relating to the sale by the Registrant of 10,000 shares of 8% Convertible Preferred Stock

   10.2 Rights Agreement, Dated May 1, 1997, among the Registrant and certain investors.